UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 4, 2016 (May 2, 2016)

KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On May 4, 2016, Kimball Electronics, Inc. (the “Company”) issued an earnings release for the third quarter ended March 31, 2016.  The earnings release is attached as Exhibit 99.1 and supplementary information provided for the Company’s earnings conference call is attached as Exhibit 99.2.

The information, including Exhibit 99.1 and Exhibit 99.2, in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Item 8.01 Other Events
On May 2, 2016, the Company acquired certain assets, the operations, and assumed certain liabilities of Medivative Technologies, LLC located in Indianapolis, Indiana, a wholly owned subsidiary of privately held Aircom Manufacturing, Inc. The transaction price is approximately $8.3 million in cash, subject to post-closing working capital adjustments, and is being financed with available liquidity. The acquisition is expected to add capabilities in mechanical design, precision plastics, combination devices, instruments, and complex system assembly to the Company’s package of value. It is expected to position the Company to better serve both existing and new customers in the medical end market vertical.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
99.1	Earnings Release dated May 4, 2016
99.2	Supplementary Information

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Michael K. Sergesketter
MICHAEL K. SERGESKETTER Vice President, Chief Financial Officer
Date: May 4, 2016

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Earnings Release dated May 4, 2016
99.2	Supplementary Information

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